Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-110609 of Gasco Energy, Inc. on Form S-1 of our report dated March 27, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Denver, Colorado
January 8, 2004